SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 10, 2002
(Date of Report)

CACI International Inc
(Exact name of registrant as specified in its Charter)

Delaware	0-8401	54-1345899
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1100 N. Glebe Road
Arlington, Virginia 22201
(Address of principal executive offices)(ZIP code)

(703) 841-7800
(Registrant's telephone number, including area code)

ITEM 5:    OTHER EVENTS AND REGULATION FD DISCLOSURE

On September 23, 2002, CACI International Inc announced that it had signed an agreement to acquire all of the outstanding stock of Acton Burnell, Inc., a privately held information technology company. The acquisition is expected to be completed in October after approval of the sale by the shareholders of Acton Burnell.

Acton Burnell surpports the information technology needs of the federal government, providing management and technology solutions. The acquisition is expected to enhance CACI's capabilities in systems integration, knowledge management, manpower readiness and training, and financial systems, and expand CACI's existing U.S. Navy and Department of Veterans Affairs client support.

A copy of the Registrant's press release regarding CACI's execution of an agreement for the acquisition of Acton Burnell, Inc. is attached as Exhibit 99.1 to this current report on Form 8-K.

EXHIBITS

Exhibit Number

99.1	Press Release dated September 23, 2002, announcing execution of an agreement to acquire all of the outstanding stock of Acton Burnell, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Registrant

By:	/s/ Jeffrey P. Elefante

Jeffrey P. Elefante Executive Vice President, General Counsel and Secretary